Exhibit 99.1

TRANSGENOMIC announces executive changes

OMAHA, Neb. (November 5, 2014) -- Transgenomic, Inc. (NASDAQ: TBIO), a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic tests and clinical and research services, today announced certain executive management changes. Mark Colonnese, the Chief Financial Officer and Executive Vice President of Transgenomic, resigned from the Company effective October 30, 2014. Paul Kinnon, Transgenomic’s President and Chief Executive Officer, will assume the role of Interim Chief Financial Officer. Additionally, Leon Richards, Transgenomic’s Corporate Controller, will take on additional responsibilities as Chief Accounting Officer for Transgenomic.

Mr. Kinnon commented, “On behalf of the Board of Directors, we want to thank Mark for his important contributions to our ongoing campaign to revitalize Transgenomic. Mark has an opportunity to return to his roots at a biotech drug development firm, and we wish him the best in his new endeavors.”

Mr. Kinnon continued, “I am pleased to report that we have a strong and experienced financial group in place to ensure a seamless transition, led by Leon Richards. The Board and I are confident that this team can do a highly capable job in managing the company’s finance and accounting functions, including financial reporting.”

Mr. Richards joined the financial group at Transgenomic in 2012. Previously, he served as Corporate Controller and Chief Accounting Officer at Baldwin Technology Company, Inc., a publicly-traded company that is a leading global supplier of process automation equipment for the printing and publishing industry. Earlier in his career Mr. Richards was Director of Financial Reporting and Control at Ciba Specialty Chemicals (now BASF), and he also held positions of increasing responsibility in the financial group at Hercules, Inc. (now Ashland Chemical), a New York Stock Exchange-listed firm. Mr. Richards started his career in public accounting at KPMG. He is a Certified Public Accountant.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCRTM and its unique genetic tests provided through its Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media Contact:	Investor Contact:
BLL Partners LLC	Argot Partners
Barbara Lindheim, 212-584-2276	Susan Kim, 212-600-1902
blindheim@bllbiopartners.com	susan@argotpartners.com
investor.relations@transgenomic.com